Exhibit 10.28

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is hereby made by and between RMC/PAVILION TOWERS, LLC, a Colorado limited liability company (“Landlord”), and WILSHIRE STATE BANK, a California chartered bank (“Tenant”), on this 11 day of August 2008 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease (the “Original Lease”), dated June 21, 2005, in which Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “Leased Premises”) consisting of approximately 1,135 rentable square feet of space commonly referred to as Suite 415 of that, certain office building (the “Building”) commonly known as the Pavilion Tower II, located at 2821 South Parker Road, in Arapahoe County, Aurora, Colorado 80014;

WHEREAS, the Original Lease has been amended by that certain First Amendment to Office Lease (the “First Amendment”), dated October 17, 2005, by and between Landlord and Tenant, pursuant to which the Commencement Date of the Original Lease was changed to August 12, 2005 (the Original Lease, as amended by the First Amendment, is hereinafter referred to as the “Lease”);

WHEREAS, the Lease Term with respect to the Leased Premises is scheduled to expire on September 30, 2008; and

WHEREAS, Landlord and Tenant have agreed to modify the Lease in order to (i) extend the Lease Term, (ii) provide for certain modifications in Base Rent, and (iii) otherwise modify the Lease, in accordance with the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant do hereby represent, covenant, and agree as follows:

1.           Defined Terms. Except as expressly defined in this Second Amendment, all initial capitalized terms in this Second Amendment not otherwise defined herein shall have the meaning assigned to such terms in the Lease.

2.           Lease Term. Subject to the terms and conditions set forth in the Lease, as amended hereby, the Lease Term is extended by a period of thirty-six (36) months (the “Extended Term”) so that the Lease shall expire on September 30, 2011 (the “Expiration Date”). The Extended Term shall be upon the same terms and conditions set forth in the Lease as modified by this Second Amendment.

3.           Condition of the Leased Premises. Tenant has made a thorough inspection of the Leased Premises and Tenant accepts the same (as of the Effective Date and as of the Extension Date [as defined below]) in its current condition, “AS-IS, WHERE-IS, AND WITH ALL FAULTS,” and Landlord shall have no obligation to complete any improvements in or to the Leased Premises. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE LEASED PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

4.           Base Rent; Base Year.

(a)              The Lease (including, without limitation, Section 1.7 of the Original Lease) is hereby amended to provide that, commencing on October 1, 2008 (the “Extension Date”), Base Rent for the entire Leased Premises shall be payable by Tenant, in accordance with all applicable terms and provisions of the Lease, at the annual rental rate per rentable square foot and for the specific time periods set forth below:

Time Period	Annual Base Rent Per Rentable Square Foot	Applicable Monthly Base Rent Payment
Extension Date – September 30, 2009	$15.50	$1,466.04
October 1, 2009 – September 30, 2010	$16.00	$1,513.33
October 1, 2010 – Expiration Date	$16.50	$1,560.63

(b)             Notwithstanding any provision to the contrary contained in the Lease, commencing on the Extension Date, the Base Year (as identified in Section 2.3(a) of the Original Lease) shall be the calendar year 2008; provided, that if the Property (as defined in the Lease) is not ninety-five percent (95%) occupied during the Base Year (as modified immediately above) or any subsequent calendar year during the Lease Term, Operating Expenses shall be determined as if the Property had been ninety-five percent (95%) occupied during such year.

5.           Option to Extend. Notwithstanding any provision to the contrary contained in the Lease or in this Second Amendment, the one-time option to extend attached to the Original Lease as Rider “1” is hereby deleted in its entirety and as of the Effective Date is of no further force or effect.

6.           Brokerage. Tenant hereby represents and warrants to Landlord that no commission, fee or payment of any kind is due or payable to any broker, leasing agent or other agent or intermediary (other than R.M. Crowe Leasing, LLC and CB Richard Ellis, Inc.) in connection with this Second Amendment, or with respect to the subject matter hereof, as a result of Tenant’s or Tenant’s agent’s dealings with any such party, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all loss, damage, claim, cost or expense (including, without limitation, attorneys’ fees and costs of court) arising therefrom or in any way related thereto.

7.           Effect of this Second Amendment. Except as specifically amended by the provisions hereof, the terms and provisions in the Lease are ratified hereby and shall continue to govern the rights and obligations of the parties thereunder, and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. This Second Amendment and the Lease shall be construed as one instrument. In the event of any conflict between this Second Amendment and the Lease, the terms and provisions of this Second Amendment shall control and shall be paramount, and the Lease shall be construed accordingly. The terms, provisions and covenants of this Second Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives. The terms and conditions of this Second Amendment may not be modified, amended, altered or otherwise affected except by instrument in writing executed by Landlord and Tenant. THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE AMENDMENT OF THE LEASE, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT.

8.           Offer by Tenant. The submission of an executed counterpart of this Second Amendment by Tenant to Landlord shall constitute an offer by Tenant to Landlord, which offer shall remain irrevocable for a period often (10) business days after the date upon which such executed counterpart is delivered to Landlord by Tenant.

9.           Miscellaneous.

(a)           This Second Amendment shall be construed according to the laws of the State of Colorado.

(b)           Landlord and Tenant hereby represent, warrant and agree that all recitals set forth above in this Second Amendment are true and correct, and all such recitals are hereby ratified, adopted and restated as part of the agreement by and between Landlord and Tenant which is evidenced by and effected by this Second Amendment.

(c)           Tenant warrants that all consents and/or approvals required (including from all of its members, to the extent applicable) for its execution, delivery and performance of this Second Amendment have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Second Amendment and in the Lease.

(d)           If any term or provision of this Second Amendment, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Second Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Second Amendment shall be valid and shall be enforceable to the extent permitted by law.

(e)              This Second Amendment may be executed in multiple counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively but one instrument; but in making proof of this Second Amendment, it shall not be necessary to produce or account for more than one (1) such counterpart.

[The signature page follows immediately hereafter.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment effective as of the Effective Date.

LANDLORD:

RMC/PAVILION TOWERS, LLC
a Colorado limited liability company

By:	/s/ Chris Matthews
Chris Matthews
President

TENANT:

WILSHIRE STATE BANK
a California chartered bank

	By:	/s/ [ILLEGIBLE]
Name:
Title: